Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of  City National Rochdale High Yield Alternative Strategies Fund TEI LLC, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the City National Rochdale High Yield Alternative Strategies Fund TEI LLC for the year ended March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the City National Rochdale High Yield Alternative Strategies Fund TEI LLC for the stated period.

/s/ Garrett R. D'Alessandro Garrett R. D’Alessandro President, City National Rochdale High Yield Alternative Strategies Fund TEI LLC	/s/ Michael Cepler Mitchell Cepler Treasurer, City National Rochdale High Yield Alternative Strategies Fund TEI LLC
Dated: May 25, 2016	Dated: May 25, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by City National Rochdale High Yield Alternative Strategies Fund TEI LLC for purposes of Section 18 of the Securities Exchange Act of 1934.